EXHIBIT 21.1

LIST OF SUBSIDIARIES

ALTERNATE ENERGY HOLDINGS, INC., A NEVADA CORPORATION

1                                         l                                                             1
Idaho Energy Complex LLC                Green World Water, LLC.                       Energy Neutral, LLC.
An Idaho Limited Liability Company    An Idaho Limited Liability Company       An Idaho Limited Liability Company
100%                                                    100%                                                   100%
1                                                                                                                              1

          Reactor Land Development, LLC,                                                                              Energy Neutral Development Group, LLC
A Delaware Limited Liability Company                                                                             An Idaho Limited Liability Company
99%                                                                                                                             100%